LM INSTITUTIONAL FUND ADVISORS II, INC.
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                           ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

                FIRST: The undersigned, Tracy A. Bacigalupo, whose address is Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.

                SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                    LM Institutional Fund Advisors II, Inc.

                THIRD: The Corporation is formed for the purpose of carrying on any lawful business.

                FOURTH: The address of the principal office of the Corporation in this State is c/o Legg Mason Wood Walker, Incorporated, 100 Light Street, Baltimore, Maryland 21202.

                FIFTH: The name and address of the resident agent of the Corporation are Charles A. Bacigalupo, c/o Legg Mason Wood Walker, Incorporated, 100 Light Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland.

                SIXTH: The total number of shares of stock which the Corporation has authority to issue is 5,000,000,000 shares, $.001 par value per share, all of one class. The aggregate par value of all authorized shares having a par value is $5,000,000.

                SEVENTH: The Corporation shall have a board of three (3) directors unless the number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The initial directors are:

                                Edward A. Taber, III
                                Kathi Bair
                                James D. Cahn

                EIGHTH: (a) The Corporation reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.


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                        (b) The Board of Directors of the Corporation may
authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

                        (c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

                NINTH: No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

                TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, but subject to the limits on indemnification contained in Section 17(h) of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

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                IN WITNESS WHEREOF, I have signed these Articles of
Incorporation and acknowledge the same to be my act on this 13th day of January, 1998.

                                                   ----------------------------
                                                   Tracy A. Bacigalupo